UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	September 29, 2005

GEORGIA-PACIFIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Georgia	001-03506	93-0432081

(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification Number)

133 Peachtree Street, N.E., Atlanta, Georgia	30303

(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(404) 652-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On September 29, 2005, we approved a restructuring program within our North American Consumer Products segment, primarily in our commercial tissue operations. As part of this program, along with planned restructuring activities in our International Consumer Products segment, we plan to:

●

Reduce structural costs in our commercial tissue operations by optimizing the inherent low cost papermaking at our mills in Savannah, Georgia, and Muskogee, Oklahoma, and right sizing the Green Bay, Wisconsin mills;

● Relocate various other tissue operations within the U.S. to more cost efficient locations; and
●

Reduce costs in our International Consumer Products segment through the implementation of a reorganization in France and further investments and rationalization to improve operating efficiencies in the United Kingdom and the Nordic region.

We estimate that during the course of the entire two year program, the workforce within our North American and International Consumer Products segments will be reduced by approximately 1,100 positions. As a result of the restructuring, we expect to incur a total of approximately $106 million in restructuring charges, approximately $42 million of which will be expensed in the third quarter of 2005. Of the total, we expect to incur approximately $21 million in employee-related costs, including severance and other termination benefits; approximately $53 million in net asset impairment charges, accelerated depreciation, and storeroom writeoffs; and approximately $32 million in other facility-related exit costs. We expect to incur net cash expenditures of approximately $49 million in connection with these charges. By the end of the two year program, savings are projected to exceed $100 million annually.

On October 4, 2005, we issued a press release regarding our restructuring program, which press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Certain statements contained in this report, including statements regarding projected workforce reductions; anticipated costs to implement the company's operating efficiency initiatives and the ability of the company to realize anticipated cost savings are forward-looking statements (as such term is defined under the federal securities laws), are based on current expectations, and are subject to risks and uncertainties. Actual results could differ materially as a result of a number of factors including, but not limited to, the actual realization of cost savings from the company's operating efficiency initiatives due to unanticipated expenditures with respect to severance, administrative, health and benefit matters and other closure costs; effects of changes in our production capabilities due to planned and unplanned facility outages or maintenance requirements; workforce disruptions; the effect of general economic conditions on the demand for the company's consumer products; the corresponding level of demand for and cost of energy, wood fiber, wastepaper and other raw material costs; the success of the branding and marketing strategies the company is pursuing for its consumer products; changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Euro; actions taken or to be taken by the

United States or other governments as a result of the situation in Iraq and acts or threats of terrorism; as well as other factors listed in the company's SEC filings, including its report on Form 10-K for the fiscal year ended January 1, 2005, and its reports on Form 10-Q for the fiscal quarters ended April 2, 2005 and July 2, 2005.

Item 2.06. Material Impairments.

The information reported in Item 2.05 "Costs Associated with Exit or Disposal Activities" is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1

Press release issued by Georgia-Pacific Corporation on October 4, 2005 regarding continuing initiatives to drive further operating efficiencies across North American and International Consumer Products Businesses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 4, 2005

GEORGIA-PACIFIC CORPORATION

		By:	/s/ WILLIAM C. SMITH III

		Name:	William C. Smith III
		Title:	Secretary

EXHIBIT INDEX

99.1

Press release issued by Georgia-Pacific Corporation on October 4, 2005 regarding continuing initiatives to drive further operating efficiencies across North American and International Consumer Products Businesses.